Exhibit 4.23

Acting-in-Concert Agreement

This Agreement is signed by the following parties in June 2021:

Party A: Li Xiande (hereinafter referred to as “Party A”)

Party B: Chen Kangping (hereinafter referred to as “Party B”)

Party C: Li Xianhua (hereinafter referred to as “Party C”)

The above parties to this Agreement are individually referred to as “a party” and collectively referred to as “all parties” or the “Actual Controllers”.

Whereas:

1. Jinko Solar Co., Ltd. (hereinafter referred to as the “Company” or “Jiangxi Jinko”) is a joint stock limited company established and validly existing according to the laws of PRC. Jiangxi Jinko intends to apply for the initial public offering of A shares in PRC and to be listed on the Science and Technology Innovation Board (hereinafter referred to as “Domestic Listing”).

2. Party A, Party B and Party C are Chinese citizens with full capacity for civil rights and civil conduct. Party A and Party C are brothers, and Party B is the brother of Party A’s spouse.

3. As of the date of signing this Agreement, Party A, Party B and Party C held 1 the equity of JinkoSolar Holding Co., Ltd. (NYSE stock code: JKS, hereinafter referred to as “JinkoSolar”), a U.S. public company, of 8.69%, 6.30% and 3.18%, respectively. JinkoSolar indirectly held 73.28% of shares of Jiangxi Jinko by holding 100% of shares of JinkoSolar Investment Limited (hereinafter referred to as “JinkoSolar Investment”).

1 Li Xiande, Chen Kangping and Li Xianhua set up overseas trusts and hold the equity of JinkoSolar through Brilliant Win Holdings Limited, Yale Pride Limited, Peaky Investments Limited and other companies, respectively.

4. Shangrao Zhuoqun Enterprise Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Zhuoqun”), Shangrao Zhuoling Enterprise Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Zhuoling”), Shangrao Kaitai Enterprise Management Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Kaitai”) and Shangrao Runjia Enterprise Management Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Runjia”), Shangrao Zhuoling No.2 Enterprise Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Zhuoling No.2”) and Shangrao Kaitai No.2 Enterprise Development Center (Limited Partnership) (hereinafter referred to as “Shangrao Kaitai No.2”) are limited partnerships established and validly existing according to the laws of PRC. Shangrao Zhuoqun and Shangrao Runjia are controlled by Li Xiande, Shangrao Zhuoling and Shangrao Zhuoling No.2 are controlled by Chen Kangping, and Shangrao Kaitai and Shangrao Kaitai No.2 are controlled by Li Xianhua. (The above six partnerships are collectively referred to as the “Actual Controller SPV”). The Actual Controller SPV held a total of 12.93% of shares of Jiangxi Jinko.

5. Party A, Party B and Party C jointly controlled the voting rights of 86.21% shares of Jiangxi Jinko through JinkoSolar and the Actual Controller SPV, and they are the joint Actual Controllers of Jiangxi Jinko.

Through friendly negotiation, all parties have reached the following agreement:

I. Confirmation of Historical Joint Control Period

All parties confirmed that since the date when they held shares of JinkoSolar, they continued to jointly hold shares of JinkoSolar directly or indirectly (including through trust), serve as directors of JinkoSolar, have control over JinkoSolar and have control over Jiangxi Jinko through JinkoSolar and JinkoSolar Investment (the period from the date when all parties jointly had control over Jiangxi Jinko through JinkoSolar and JinkoSolar Investment to the date when this Agreement was signed is the “Historical Joint Control Period”).

In the Historical Joint Control Period, all parties’ actions in business policy, decision making, appointment and removal of management, appointment or election of directors, all aspects of organizational operation and business operation of JinkoSolar, JinkoSolar Investment and Jiangxi Jinko followed all contents of the following clauses in this Agreement:

1. Confirmation of exercising of shareholders’ rights of JinkoSolar and JinkoSolar Investment

As a direct or indirect shareholder of JinkoSolar and JinkoSolar Investment, any party who exercises the proposal and voting rights in accordance with the Articles of Association of JinkoSolar and JinkoSolar Investment has reached an agreement with other parties in advance and has been consistent in actually proposing and voting.

As directors of JinkoSolar and JinkoSolar Investment, all parties perform their duties of directors and exercise rights based on the unanimous opinions, including but not limited to exercising the proposal and voting rights on behalf of JinkoSolar in respect of the shares of JinkoSolar Investment held by it, and the proposal and voting rights on behalf of JinkoSolar Investment in respect of the shares of Jiangxi Jinko held by it.

2. Confirmation of exercising of proposal rights of Jiangxi Jinko

All proposals or interim proposals put forward by any party to the board of directors of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko have been agreed with other parties in advance, and they have been consistent in actually proposing.

All proposals or interim proposals (if any) put forward by JinkoSolar Investment to the shareholders’ meeting of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko are put forward based on the consensus of all parties, as directors or indirect shareholders of JinkoSolar Investment, and are under the premise of legal compliance.

All proposals or interim proposals (if any) put forward by the Actual Controller SPV to the shareholders’ meeting of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko are put forward based on the consensus of all parties.

3. Confirmation of exercising of voting rights of Jiangxi Jinko

The voting of all parties at the board of directors of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko has been agreed in advance, and they are consistent in actual voting.

The voting of JinkoSolar Investment at the shareholders’ meeting of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko is based on the consensus of all parties, as directors or indirect shareholders of JinkoSolar Investment, and are under the premise of legal compliance.

The voting of the Actual Controller SPV at the shareholders’ meeting of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko is based on the consensus of all parties.

4. Confirmation of acting-in-concert by all parties in the change of shares

All parties confirm that all agreements on the increase of capital and other aspects related to the change of shares in JinkoSolar, JinkoSolar Investment and Jiangxi Jinko have reached an agreement through negotiation in advance, and they are consistent in actual signing.

5. Other confirmations

All parties act in concert with respect to the matters set forth in this Agreement and strictly abide by and perform all obligations and responsibilities of those acting-in-concert persons as stipulated in relevant laws, administrative regulations, administrative regulations and normative documents of China Securities Regulatory Commission (hereinafter referred to as the “CSRC”).

As of the date of signing this Agreement, all parties, as acting-in-concert persons, have worked together to handle various important matters related to the development of JinkoSolar, JinkoSolar Investment and Jiangxi Jinko.

II. Further Confirmation

In order to ensure the continuous and stable operation of Jiangxi Jinko, all parties will continue to jointly control Jiangxi Jinko through JinkoSolar, JinkoSolar Investment and the Actual Controller SPV, and relevant matters are agreed as follows:

1. Concerted actions of all parties at the level of JinkoSolar and JinkoSolar Investment

(1) Under the premise of legal compliance, all parties agree that any party shall fully communicate with other parties on the proposal contents in advance when it intends to put forward proposals that shall be considered by the shareholders’ meeting of JinkoSolar to the shareholders’ meeting of JinkoSolar, so as to reach an agreement and act in concert; if no consensus can be reached after full negotiation, Party A’s opinions shall prevail, relevant proposals shall be submitted to the shareholders’ meeting of JinkoSolar in the name of any party or all parties, and the same voting opinions shall be made on the proposals according to Party A’s opinions.

(2) Under the premise of legal compliance, all parties agree that any party shall fully communicate with other parties on the proposals to be considered by shareholders’ meeting of JinkoSolar before the shareholders’ meeting is held until all parties reach an agreement and shall exercise voting rights on relevant proposals at the shareholders’ meeting according to the agreement; if no agreement is reached after full negotiation, Party A’s opinions shall prevail, and the same voting opinions shall be made according to Party A’s opinions.

(3) Under the premise of legal compliance, all parties agree that any party shall fully communicate with other parties on the proposals (if applicable) on all proposals to be considered by the shareholders of JinkoSolar Investment until all parties reach an agreement and shall make the decision according to the agreement before the shareholders’ meeting of JinkoSolar makes the decision; Party B and Party C agree that if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, and the shareholders’ decision shall be made according to Party A’s opinions.

(4) Under the premise of legal compliance, all parties agree that any party shall fully communicate with other parties on the appointment of directors in advance when it intends to appoint directors to JinkoSolar Investment through JinkoSolar or appoint directors to Jiangxi Jinko through JinkoSolar Investment, so as to reach an agreement and act in concert; if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, and the directors appointed to JinkoSolar Investment through JinkoSolar or appointed to Jiangxi Jinko through JinkoSolar Investment shall be agreed by Party A.

2. Acting-in-Concert of all parties at the level of Jiangxi Jinko.

(1) All parties agree that they shall act in concert and urge all directors nominated by JinkoSolar Investment to act in concert to maintain consistency on the voting when the board of directors of Jiangxi Jinko votes on any matter. On the basis of not violating applicable laws, administrative regulations, policy provisions and directors’ loyalty and diligence obligations, all parties will exercise their voting rights at the board of directors of the Company in accordance with the procedures and manners agreed in this Agreement and urge the directors nominated by JinkoSolar Investment and the Actual Controller SPV to exercise their voting rights at the board of directors of the Company in accordance with the procedures and manners agreed in this Agreement.

(2) On the basis of not violating applicable laws, administrative regulations, policy provisions and directors’ loyalty and diligence obligations, all parties agree that they and the directors nominated to Jiangxi Jinko through JinkoSolar Investment and the Actual Controller SPV shall put forward proposals to the board of directors of Jiangxi Jinko in accordance with the Articles of Association of the Company, and they shall agree with each other in advance; if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, and the proposals shall be put forward to the board of directors of Jiangxi Jinko according to Party A’s opinions in the name of any party or all parties or the directors nominated by JinkoSolar Investment and the Actual Controller SPV.

(3) On the basis of not violating applicable laws, administrative regulations, policy provisions and directors’ loyalty and diligence obligations, all parties agree that they shall coordinate the voting on the matters considered by the board of directors two days before the convening date of the board meeting of Jiangxi Jinko, and urge the directors nominated by JinkoSolar Investment and the Actual Controller SPV to exercise their voting rights in a coordinated position; if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, and all parties and the directors nominated by JinkoSolar Investment and the Actual Controller SPV shall make the same voting opinions on the proposals according to Party A’s opinions.

(4) The relevant procedures and manners in this Agreement on acting-in-concert of the Company’s directors at the board of directors and the exercising of directors’ voting rights are not applicable to the independent directors of Jiangxi Jinko.

(5) On the basis of not violating applicable laws, administrative regulations, policy provisions and shareholders’ obligations, all parties agree that when they vote on any matters at the shareholders’ meeting of the Company by themselves (such as directly acting as shareholders of Jiangxi Jinko, the same below) or through JinkoSolar Investment and the Actual Controller SPV, they shall act in concert to maintain consistency on the voting. All parties will exercise their voting rights in the Company according to the procedures and manners agreed in this Agreement.

(6) On the basis of not violating applicable laws, administrative regulations, policy provisions and shareholders’ obligations, all parties agree that any party who directly acts as a shareholder, JinkoSolar Investment or the Actual Controller SPV and puts forward proposals or interim proposals to the shareholders’ meeting of Jiangxi Jinko in accordance with the Articles of Association of Jiangxi Jinko, shall agree with other parties of this Agreement in advance; if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, relevant proposals shall be put forward by any party who directly acts as a shareholder or through JinkoSolar Investment and the Actual Controller SPV to the shareholder’s meeting of Jiangxi Jinko, and the same voting opinions shall be made on the proposals according to Party A’s opinions.

(7) On the basis of not violating applicable laws, administrative regulations, policy provisions and shareholders’ obligations, all parties agree that they shall coordinate on the voting on the matters considered at the shareholders’ meeting two days before the convening date of the shareholders’ meeting and directly exercise the voting rights or urge JinkoSolar Investment and the Actual Controller SPV to vote in strict accordance with the coordinated position; if all parties of this Agreement still fail to reach an agreement after full negotiation, Party A’s opinions shall prevail, and the same voting opinions shall be made at the shareholders’ meeting of the Company by any party who directly acts as a shareholder or through JinkoSolar Investment and the Actual Controller SPV according to Party A’s opinions.

III. Commitments of All Parties

1. All parties agree to act in concert on the matters mentioned in this Agreement during the validity of this Agreement and commit to strictly abide by and perform the obligations and responsibilities of the acting-in-concert persons as stipulated in relevant laws, administrative regulations, and administrative regulations and normative documents of the CSRC.

2. The agreement on acting-in-concert to be taken by all parties in the future in this Agreement is not affected by the Domestic Listing and reorganization of Jiangxi Jinko.

IV. Agreement Rescission

1. All parties agree and confirm that any party shall not terminate or rescind this Agreement, and this Agreement can be rescinded only after all parties reach an agreement through negotiation and sign a written document to rescind this Agreement.

2. The rescission of this Agreement shall not affect the effectiveness of the compensation, breach of contract and claim clauses in this Agreement.

V. Breach of Contract and Claim

1. Any party’s breach of any agreement, incomplete performance of any obligation under this Agreement, any misrepresentation made under this Agreement, neglect of any material fact or failure to perform any commitment under this Agreement constitute a breach of contract. The breaching party shall be liable for breach of contract to the observant party and compensate the observant party for all losses incurred therefrom, including all benefits (including available benefits) that the observant party shall have obtained due to this Agreement and all expenses incurred by the observant party to recover losses (including but not limited to attorney fees, arbitration fees, work delay fees, travel expenses, and other expenses).

2. Even if the breaching party makes compensation to the observant party according to the above agreement, the observant party still has the right to require the breaching party to continue to perform this Agreement.

VI. Governing Law and Dispute Settlement

1. The conclusion, performance, effectiveness and interpretation of this Agreement shall be governed by the laws of PRC.

2. Any dispute concerning the effectiveness of this Agreement or arising from the performance of this Agreement shall be settled through equal negotiation as far as possible. If all parties fail to reach an agreement through negotiation, any party may submit it to Shanghai International Arbitration Center (hereinafter referred to as “the Arbitration Center”) for final arbitration in Chinese according to the Shanghai International Arbitration Center Arbitration Rules and Article VI hereto in effect at the time of applying for arbitration.

3. The arbitration award made by the arbitration court according to Article VI hereto shall be made in writing and shall be final, which binds on all parties. If necessary, it may be enforced in any court with jurisdiction. All parties shall strive to make any such arbitration award executed in time and provide any necessary assistance. The losing party shall bear the Arbitration Center’s expenses, arbitration fees, expenses of arbitration proceedings and all expenses and costs of enforcing any arbitration award. The arbitration court shall make an award on the fees of all parties that are not explicitly stipulated in Article VI hereto.

4. The above provisions of Article VI hereto shall not prevent all parties from applying for any pre-litigation preservation or injunctive relief available for any reason, including but not limited to ensuring the subsequent enforcement of the arbitration award.

VII. The Validity of Agreement and Others

1. This Agreement shall come into effect after being signed by all parties, and the validity shall be from the effective date of this Agreement to the date when all parties no longer directly/indirectly hold shares of Jiangxi Jinko. Unless stipulated by laws, administrative regulations and rules, normative documents, stock exchange business rules or required by relevant departments of the CSRC and stock exchanges, etc., any party of this Agreement shall not require to terminate or rescind this Agreement in advance before the expiration of the validity of this Agreement. After the expiration of the above validity, the validity will be automatically extended unless all parties reach a consensus in writing to terminate or rescind this Agreement.

2. Each clause of this Agreement is independent and divisible. If any clause is deemed invalid or unenforceable, it does not affect the validity and enforceability of other clauses of this Agreement.

3. In case of any conflict with other agreements, commitments and statements, this Agreement shall prevail.

4. Under the premise that there are substantial conflicts between other agreements and this Agreement, the acting-in-concert arrangement of all parties which disclosed in the prospectus when Jiangxi Jinko makes an initial public offering of A shares and listing in PRC shall prevail.

5. This Agreement is made in triplicate, with one for each party, and each copy has the same legal effect.

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(This page is intentionally left for the signature page of the Acting-in-Concert Agreement.)

In witness whereof, all parties have signed this Agreement on the date first written above.

Li Xiande
/s/ Li Xiande

Chen Kangping
/s/ Chen Kangping

Li Xianhua
/s/ Li Xianhua

2021